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                                                                    EXHIBIT 23.1

                    LEWIS GALOOB TOYS, INC. AND SUBSIDIARIES

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 8, 1996, except for Note R, which is as of February 12, 1996, relating to the financial statements of Lewis Galoob Toys, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in our report also included this schedule. We also consent to the reference to us under the heading 'Experts' in such Prospectus.

                                          PRICE WATERHOUSE LLP

San Francisco, California
September 27, 1996